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                                                                 EXECUTION COPY

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                            COLLATERAL AGREEMENT


                                  made by


                            DAL-TILE GROUP INC.


                      and certain of its Subsidiaries


                                in favor of


                         THE CHASE MANHATTAN BANK,
                         as Administrative Agent



                         Dated as of June 19, 1997

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
                        TABLE OF CONTENTS

                                                             Page
                                                             ----
SECTION 1.  DEFINED TERMS. . . . . . . . . . . . . . . . . . .  1

     1.1  Definitions. . . . . . . . . . . . . . . . . . . . .  1
     1.2  Other Definitional Provisions. . . . . . . . . . . .  4

SECTION 2.  GRANT OF SECURITY INTEREST . . . . . . . . . . . .  5

SECTION 3.  REPRESENTATIONS AND WARRANTIES . . . . . . . . . .  5

     3.1  Representations in Credit Agreement. . . . . . . . .  6
     3.2  Title; No Other Liens. . . . . . . . . . . . . . . .  6
     3.3  Perfected First Priority Liens . . . . . . . . . . .  6
     3.4  Chief Executive Office . . . . . . . . . . . . . . .  6
     3.5  Inventory and Equipment. . . . . . . . . . . . . . .  6
     3.6  Farm Products. . . . . . . . . . . . . . . . . . . .  6
     3.7  Pledged Securities . . . . . . . . . . . . . . . . .  6
     3.8  Receivables. . . . . . . . . . . . . . . . . . . . .  7
     3.9  Intellectual Property. . . . . . . . . . . . . . . .  7

SECTION 4.  COVENANTS. . . . . . . . . . . . . . . . . . . . .  8

     4.1  Covenants in Credit Agreement. . . . . . . . . . . .  8
     4.2  Delivery of Instruments and Chattel Paper. . . . . .  8
     4.3  Maintenance of Insurance . . . . . . . . . . . . . .  8
     4.4  Payment of Obligations . . . . . . . . . . . . . . .  8
     4.5  Maintenance of Perfected Security Interest;
          Further Documentation. . . . . . . . . . . . . . . .  9
     4.6  Changes in Locations, Name, etc. . . . . . . . . . .  9
     4.7  Notices. . . . . . . . . . . . . . . . . . . . . . .  9
     4.8  Pledged Securities . . . . . . . . . . . . . . . . .  9
     4.9  Receivables. . . . . . . . . . . . . . . . . . . . . 11
     4.10 Intellectual Property. . . . . . . . . . . . . . . . 11

SECTION 5.  REMEDIAL PROVISIONS. . . . . . . . . . . . . . . . 12

     5.2  Communications with Obligors; Grantors Remain
          Liable . . . . . . . . . . . . . . . . . . . . . . . 13
     5.3  Pledged Stock. . . . . . . . . . . . . . . . . . . . 14
     5.4  Proceeds to be Turned Over To Administrative Agent . 14
     5.5  Application of Proceeds. . . . . . . . . . . . . . . 15
     5.6  Code and Other Remedies. . . . . . . . . . . . . . . 15
     5.7  Registration Rights. . . . . . . . . . . . . . . . . 16
     5.8  Waiver; Deficiency . . . . . . . . . . . . . . . . . 17

                                     i
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SECTION 6.  THE ADMINISTRATIVE AGENT . . . . . . . . . . . . . 17

     6.1  Administrative Agent's Appointment as
          Attorney-in-Fact, etc. . . . . . . . . . . . . . . . 17
     6.2  Duty of Administrative Agent . . . . . . . . . . . . 19
     6.3  Execution of Financing Statements. . . . . . . . . . 19
     6.4  Authority of Administrative Agent. . . . . . . . . . 19

SECTION 7.  MISCELLANEOUS. . . . . . . . . . . . . . . . . . . 19

     7.1  Amendments in Writing. . . . . . . . . . . . . . . . 19
     7.2  Notices. . . . . . . . . . . . . . . . . . . . . . . 19
     7.3  No Waiver by Course of Conduct; Cumulative
          Remedies . . . . . . . . . . . . . . . . . . . . . . 20
     7.4  Enforcement Expenses; Indemnification. . . . . . . . 20
     7.5  Successors and Assigns . . . . . . . . . . . . . . . 20
     7.6  Set-Off. . . . . . . . . . . . . . . . . . . . . . . 20
     7.7  Counterparts . . . . . . . . . . . . . . . . . . . . 21
     7.8  Severability . . . . . . . . . . . . . . . . . . . . 21
     7.9  Section Headings . . . . . . . . . . . . . . . . . . 21
     7.10  Integration . . . . . . . . . . . . . . . . . . . . 21
     7.11  GOVERNING LAW . . . . . . . . . . . . . . . . . . . 21
     7.12  Submission To Jurisdiction; Waivers . . . . . . . . 21
     7.13  Acknowledgements. . . . . . . . . . . . . . . . . . 22
     7.14  WAIVER OF JURY TRIAL. . . . . . . . . . . . . . . . 22
     7.15  Additional Grantors . . . . . . . . . . . . . . . . 22
     7.16  Releases. . . . . . . . . . . . . . . . . . . . . . 22

          COLLATERAL AGREEMENT, dated as of June 19, 1997, made by each of the signatories hereto (together with any other entity that may become a party hereto as provided herein, the "GRANTORS"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the several banks, financial institutions and other entities (the "LENDERS") from time to time parties to the Credit and Guarantee Agreement, dated as of August 14, 1996 (as amended pursuant to the First Amendment thereto, dated as of June 19, 1997 (the "FIRST AMENDMENT"), and as the same may be further amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT"), among Dal-Tile International Inc., a Delaware corporation, Dal-Tile Group Inc. (the "BORROWER"), the Lenders and the Administrative Agent.

                                 W I T N E S S E T H:

          WHEREAS, pursuant to the Credit Agreement, the Lenders have severally agreed to make extensions of credit to the Borrower upon the terms and subject to the conditions set forth therein;

          WHEREAS, the Borrower is a member of an affiliated group of companies that includes each other Grantor;

          WHEREAS, in connection with the Credit Agreement, each Grantor (other than the Borrower) become a party to that certain Subsidiaries Guarantee, dated as of August 14, 1996 (the "GUARANTEE");

          WHEREAS, the Grantors have requested that the Lenders amend the Credit Agreement pursuant to the First Amendment, among other things, to provide for the making of $125,000,000 in Tranche B Term Loans (as defined in the Credit Agreement);

          WHEREAS, the Borrower and the other Grantors are engaged in related businesses, and each Grantor will derive substantial direct and indirect benefit from the making of the extensions of credit under the Credit Agreement; and

          WHEREAS, it is a condition precedent to the effectiveness of the First Amendment and the obligation of the Lenders to make the Tranche B Term Loans to the Borrower under the Credit Agreement that the Grantors shall have executed and delivered this Agreement to the Administrative Agent for the ratable benefit of the Lenders;

          NOW, THEREFORE, in consideration of the premises and to induce the Administrative Agent and the Lenders to enter into the First Amendment and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and under the Credit Agreement, each Grantor hereby agrees with the Administrative Agent, for the ratable benefit of the Lenders, as follows:

                              SECTION 1.  DEFINED TERMS

          1.1 DEFINITIONS. (a) Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement, and the following terms which are defined in the Uniform Commercial Code in effect in the State of New York on the date hereof are used herein as so defined: Accounts, Chattel Paper, Documents, Equipment, Farm Products, Instruments and Inventory.

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                                                                              2

          (b) The following terms shall have the following meanings:

          "AGREEMENT": this Collateral Agreement, as the same may be amended, supplemented or otherwise modified from time to time.

          "COLLATERAL":  as defined in Section 2.

          "COLLATERAL ACCOUNT": any collateral account established by the Administrative Agent as provided in Section 5.1 or 5.4.

          "COPYRIGHTS": (i) all copyrights arising under the laws of the United States, any other country or any political subdivision thereof, whether registered or unregistered and whether published or unpublished (including, without limitation, those listed in SCHEDULE 6), all registrations and recordings thereof, and all applications in connection therewith, including, without limitation, all registrations, recordings and applications in the United States Copyright Office, and (ii) the right to obtain all renewals thereof.

          "COPYRIGHT LICENSES": any written agreement naming any Grantor as licensor or licensee (including, without limitation, those listed in SCHEDULE 6), granting any right under any Copyright, including, without limitation, the grant of rights to manufacture, distribute, exploit and sell materials derived from any Copyright.

          "DEFAULT NOTICE":  as defined in Section 5.1(c)(ii).

          "DEPOSITORY BANK":  as defined in Section 5.1(c)(i).

          "GENERAL INTANGIBLES": all "general intangibles" as such term is defined in Section 9-106 of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, including, without limitation, with respect to any Grantor, all contracts, agreements, instruments and indentures in any form, and portions thereof, to which such Grantor is a party or under which such Grantor has any right, title or interest or to which such Grantor or any property of such Grantor is subject, as the same may from time to time be amended, supplemented or otherwise modified, including, without limitation, (i) all rights of such Grantor to receive moneys due and to become due to it thereunder or in connection therewith, (ii) all rights of such Grantor to damages arising thereunder and (iii) all rights of such Grantor to perform and to exercise all remedies thereunder, in each case to the extent the grant by such Grantor of a security interest pursuant to this Agreement in its right, title and interest in such contract, agreement, instrument or indenture is not prohibited by such contract, agreement, instrument or indenture without the consent of any other party thereto, would not give any other party to such contract, agreement, instrument or indenture the right to terminate its obligations thereunder, or is permitted with consent if all necessary consents to such grant of a security interest have been obtained from the other parties thereto (it being understood that the foregoing shall not be deemed to obligate such Grantor to obtain such consents); PROVIDED, that the foregoing limitation shall not affect, limit, restrict or impair the grant by such Grantor of a security interest pursuant to this Agreement in any Receivable or any money or other amounts due or to become due under any such contract, agreement, instrument or indenture.

          "GUARANTOR OBLIGATIONS": with respect to any Guarantor, the collective reference to (i) the Obligations and (ii) all obligations and liabilities of such Guarantor which may arise under or

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     in connection with this Agreement or any other Loan Document to which such Guarantor is a party, in each case whether on account of guarantee obligations, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by such Guarantor pursuant to the terms of this Agreement or any other Loan Document).

          "GUARANTORS": the collective reference to each Grantor other than the Borrower.

          "HEDGE AGREEMENTS": as to any Person, all interest rate swaps, caps or collar agreements or similar arrangements entered into by such Person providing for protection against fluctuations in interest rates or currency exchange rates or the exchange of nominal interest obligations, either generally or under specific contingencies.

          "INTELLECTUAL PROPERTY": the collective reference to all rights, priorities and privileges relating to intellectual property, whether arising under United States, multinational or foreign laws or otherwise, including, without limitation, the Copyrights, the Copyright Licenses, the Patents, the Patent Licenses, the Trademarks and the Trademark Licenses, and all rights to sue at law or in equity for any infringement or other impairment thereof, including the right to receive all proceeds and damages therefrom.

          "INTERCOMPANY NOTE": any promissory note evidencing loans made by any Grantor to the Borrower or any of its Subsidiaries.

          "ISSUERS": the collective reference to each issuer of a Pledged Security.

          "LOCKBOX DEPOSIT ACCOUNT":  as defined in Section 5.1(c)(i).

          "LOCKBOX SYSTEM":  as defined in Section 5.1(c)(i).

          "NEW YORK UCC": the Uniform Commercial Code as from time to time in effect in the State of New York.

          "PATENTS": (i) all letters patent of the United States, any other country or any political subdivision thereof, all reissues and extensions thereof and all goodwill associated therewith, including, without limitation, any of the foregoing referred to in SCHEDULE 6, (ii) all applications for letters patent of the United States or any other country and all divisions, continuations and continuations-in-part thereof, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (iii) all rights to obtain any reissues or extensions of the foregoing.

          "PATENT LICENSE": all agreements, whether written or oral, providing for the grant by or to any Grantor of any right to manufacture, use or sell any invention covered in whole or in part by a Patent, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

          "PLEDGED NOTES": all promissory notes listed on SCHEDULE 2, all Intercompany Notes at any time issued to any Grantor and all other promissory notes issued to or held by any Grantor (other than promissory notes issued in connection with extensions of trade credit by any Grantor in the ordinary course of business).

          "PLEDGED SECURITIES": the collective reference to the Pledged Notes and the Pledged Stock.

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                                                                         4

          "PLEDGED STOCK": the shares of Capital Stock listed on SCHEDULE 2, together with any other shares, stock certificates, options or rights of any nature whatsoever in respect of the Capital Stock of any Person that may be issued or granted to, or held by, any Grantor while this Agreement is in effect.

          "PROCEEDS": all "proceeds" as such term is defined in Section 9-306(1) of the Uniform Commercial Code in effect in the State of New York on the date hereof and, in any event, shall include, without limitation, all dividends or other income from the Pledged Securities, collections thereon or distributions or payments with respect thereto.

          "RECEIVABLE": any right to payment for goods sold or leased or for services rendered, whether or not such right is evidenced by an Instrument or Chattel Paper and whether or not it has been earned by performance (including, without limitation, any Account).

          "SECURED OBLIGATIONS": (a) in the case of the Borrower, the Obligations and (b) in the case of any Guarantor, its Guarantor Obligations.

          "SECURITIES ACT":  the Securities Act of 1933, as amended.

          "TRADEMARKS": (i) all trademarks, trade names, corporate names, company names, business names, fictitious business names, trade styles, service marks, logos and other source or business identifiers, and all goodwill associated therewith, now existing or hereafter adopted or acquired, all registrations and recordings thereof, and all applications in connection therewith, whether in the United States Patent and Trademark Office or in any similar office or agency of the United States, any State thereof or any other country or any political subdivision thereof, or otherwise, and all common-law rights related thereto, including, without limitation, any of the foregoing referred to in SCHEDULE 6, and (ii) the right to obtain all renewals thereof.

          "TRADEMARK LICENSE": any agreement, whether written or oral, providing for the grant by or to any Grantor of any right to use any Trademark, including, without limitation, any of the foregoing referred to in SCHEDULE 6.

          1.2 OTHER DEFINITIONAL PROVISIONS. (a) The words "hereof," "herein", "hereto" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

          (b) The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

          (c) Where the context requires, terms relating to the Collateral or any part thereof, when used in relation to a Grantor, shall refer to such Grantor's Collateral or the relevant part thereof.


                        SECTION 2.  GRANT OF SECURITY INTEREST

          Each Grantor hereby assigns and transfers to the Administrative Agent, and hereby grants to the Administrative Agent, for the ratable benefit of the Lenders, a security interest in, all of the following property now owned or at any time hereafter acquired by such Grantor or in which such

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Grantor now has or at any time in the future may acquire any right, title or interest (collectively, the "COLLATERAL"), as collateral security for the prompt and complete payment and performance when due (whether at the stated maturity, by acceleration or otherwise) of such Grantor's Secured Obligations:

          (a) all Accounts;

          (b) all Chattel Paper;

          (c) all Documents;

          (d) all Equipment;

          (e) all General Intangibles;

          (f) all Instruments;

          (g) all Intellectual Property;

          (h) all Inventory;

          (i) all Pledged Securities;

          (j) all books and records pertaining to the Collateral; and

          (k) to the extent not otherwise included, all Proceeds and products of any and all of the foregoing and all collateral security and guarantees given by any Person with respect to any of the foregoing.


                      SECTION 3.  REPRESENTATIONS AND WARRANTIES

          To induce the Administrative Agent and the Lenders to enter into the First Amendment and to induce the Lenders to make their respective extensions of credit to the Borrower thereunder and under the Credit Agreement, each Grantor hereby represents and warrants to the Administrative Agent and each Lender that:

          3.1 REPRESENTATIONS IN CREDIT AGREEMENT. In the case of each Guarantor, the representations and warranties set forth in subsection 5 of the Credit Agreement as they relate to such Guarantor or to the Loan Documents to which such Guarantor is a party, each of which is hereby incorporated herein by reference, are true and correct, and the Administrative Agent and each Lender shall be entitled to rely on each of them as if they were fully set forth herein, PROVIDED that each reference in each such representation and warranty to the Borrower's knowledge shall, for the purposes of this Section 4.1, be deemed to be a reference to such Guarantor's knowledge.

          3.2 TITLE; NO OTHER LIENS. Except for the security interest granted to the Administrative Agent for the ratable benefit of the Lenders pursuant to this Agreement and the other Liens permitted to exist on the Collateral by the Credit Agreement, such Grantor owns each item of the Collateral free and clear of any and all Liens or claims of others. No financing statement or other public notice with respect to all or any part of the Collateral is on file or of record in any public office, except such as have been filed in favor of the Administrative Agent, for the ratable benefit of the Lenders, pursuant to this

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Agreement or as are permitted by the Credit Agreement.

          3.3 PERFECTED FIRST PRIORITY LIENS. The security interests granted pursuant to this Agreement (a) upon completion of the filings and other actions specified on SCHEDULE 3 (which, in the case of all filings and other documents referred to on said Schedule, have been delivered to the Administrative Agent in completed and duly executed form) will constitute valid perfected security interests in all of the Collateral in favor of the Administrative Agent, for the ratable benefit of the Lenders, as collateral security for such Grantor's Secured Obligations, enforceable in accordance with the terms hereof against all creditors of such Grantor and any Persons purporting to purchase any Collateral from such Grantor and (b) are prior to all other Liens on the Collateral in existence on the date hereof except for (i) unrecorded Liens permitted by the Credit Agreement which have priority over the Liens on the Collateral by operation of law and (ii) Liens described on SCHEDULE 7.

          3.4 CHIEF EXECUTIVE OFFICE. On the date hereof, such Grantor's jurisdiction of organization and the location of such Grantor's chief executive office or sole place of business are specified on SCHEDULE 4.

          3.5 INVENTORY AND EQUIPMENT. On the date hereof, such Grantor's Inventory and the Equipment (other than mobile goods) are kept at the locations listed on SCHEDULE 5.

          3.6 FARM PRODUCTS. None of the Collateral constitutes, or is the Proceeds of, Farm Products.

          3.7 PLEDGED SECURITIES. (a) The shares of Pledged Stock pledged by such Grantor hereunder constitute all (or, in the case of an Issuer which is a foreign subsidiary, 65% of) the issued and outstanding shares of all classes of the Capital Stock of each Issuer.

          (b) All the shares of the Pledged Stock have been duly and validly issued and are fully paid and nonassessable.

          (c) Each of the Pledged Notes constitutes the legal, valid and binding obligation of each Loan Party party thereto and, to the best knowledge of such Grantor, each other obligor with respect thereto, in each case enforceable in accordance with its terms, subject to the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law) and an implied covenant of good faith and fair dealing.

          (d) Such Grantor is the record and beneficial owner of, and has good and marketable title to, the Pledged Securities pledged by it hereunder, free of any and all Liens or options in favor of, or claims of, any other Person, except the security interest created by this Agreement.

          3.8 RECEIVABLES. (a) No amount payable to such Grantor under or in connection with any Receivable is evidenced by any Instrument (other than any Instrument endorsed for collection in the ordinary course of business) or Chattel Paper which has not been delivered to the Administrative Agent.

          (b) None of the obligors on any Receivables is a Governmental
Authority.

          (c) The amounts represented by such Grantor to the Lenders from time to time as owing to such Grantor in respect of the Receivables will at such times be accurate in all material respects.

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                                                                         7

          3.9 INTELLECTUAL PROPERTY. (a) SCHEDULE 6 lists all Intellectual Property owned by such Grantor in its own name on the date hereof that has been registered with or issued by the United States Patent and Trademark Office or the United States Copyright Office or with respect to which an application for registration has been made with Offices.

          (b) On the date hereof, all Intellectual Property listed on SCHEDULE 6 is valid, subsisting, unexpired and enforceable, has not been abandoned and all such Intellectual Property is the only Intellectual Property which, in the judgment of such Grantor, should be registered with or issued by the United States Patent and Trademark Office in connection with the conduct of its business and, to the best knowledge of such Grantor, does not infringe the intellectual property rights of any other Person.

          (c) Except as set forth in SCHEDULE 6 and for licensing agreements and arrangements in the ordinary course of business, on the date hereof, none of the Intellectual Property is the subject of any licensing or franchise agreement pursuant to which such Grantor is the licensor or franchisor.

          (d) No holding, decision or judgment has been rendered by any Governmental Authority which would limit, cancel or question the validity of, or such Grantor's rights in, any Intellectual Property in any respect that could reasonably be expected to have a Material Adverse Effect.

          (e) Except as set forth on SCHEDULE 6, no action or proceeding is pending, or, to the knowledge of such Grantor, threatened, on the date hereof
(i) seeking to limit, cancel or question the validity of any Intellectual Property listed on SCHEDULE 6 or such Grantor's ownership interest therein, or
(ii) which, if adversely determined, would have a material adverse effect on the value of the Intellectual Property as a whole.


                                SECTION 4.  COVENANTS

          Each Grantor covenants and agrees with the Administrative Agent and the Lenders that, from and after the date of this Agreement until the Secured Obligations shall have been paid in full, no Letter of Credit shall be outstanding which has not been fully cash collateralized pursuant to the Credit Agreement and the Commitments shall have terminated:

          4.1 COVENANTS IN CREDIT AGREEMENT. In the case of each Guarantor, such Guarantor shall take, or shall refrain from taking, as the case may be, each action that is necessary to be taken or not taken, as the case may be, so that no Default or Event of Default is caused by the failure to take such action or to refrain from taking such action by such Guarantor or any of its Subsidiaries.

          4.2 DELIVERY OF INSTRUMENTS AND CHATTEL PAPER. If any amount payable under or in connection with any of the Collateral shall be or become evidenced by any Instrument (other than any Instrument endorsed for collection in the ordinary course of business) or Chattel Paper, such Instrument or Chattel Paper shall be immediately delivered to the Administrative Agent, duly indorsed in a manner satisfactory to the Administrative Agent, to be held as Collateral pursuant to this Agreement.

          4.3 MAINTENANCE OF INSURANCE. (a) Such Grantor will maintain, with financially sound and reputable companies, insurance policies (i) insuring all property of such Grantor (including, without limitation, its Inventory and Equipment) against loss by fire, explosion, theft and such other casualties as may be reasonably satisfactory to the Administrative Agent and (ii) to the extent requested by the Administrative Agent, insuring such Grantor against liability for personal injury and property damage relating to such property, such policies to be in such form and amounts and having such coverage as may

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                                                                         8

be reasonably satisfactory to the Administrative Agent and the Lenders.

          (b) All such insurance shall (i) provide that no cancellation, material reduction in amount or material change in coverage thereof shall be effective until at least 30 days after receipt by the Administrative Agent of written notice thereof, (ii) name the Administrative Agent as an additional insured party or loss payee, (iii) if reasonably requested by the Administrative Agent, include a breach of warranty clause and (iv) be reasonably satisfactory in all other respects to the Administrative Agent.

          (c) The Borrower shall deliver to the Administrative Agent and the Lenders on the Tranche B Effective Date (and annually thereafter upon renewal of replacement of the foregoing policies) a certificate of insurance evidencing compliance with the terms and conditions of this Section.

          4.4 PAYMENT OF OBLIGATIONS. Such Grantor will pay and discharge or otherwise satisfy at or before maturity or before they become delinquent, as the case may be, all taxes, assessments and governmental charges or levies imposed upon the Collateral or in respect of income or profits therefrom, as well as all claims of any kind (including, without limitation, claims for labor, materials and supplies) against or with respect to the Collateral, except that no such charge need be paid if the amount or validity thereof is currently being contested in good faith by appropriate proceedings, reserves in conformity with GAAP with respect thereto have been provided on the books of such Grantor and such proceedings could not reasonably be expected to result in the sale, forfeiture or loss of any material portion of the Collateral or any interest therein.

          4.5 MAINTENANCE OF PERFECTED SECURITY INTEREST; FURTHER DOCUMENTATION.
(a) Such Grantor shall maintain the security interest created by this Agreement as a perfected security interest having at least the priority described in
Section 3.3 and shall defend such security interest against the claims and demands of all Persons whomsoever.

          (b) Such Grantor will furnish to the Administrative Agent and the Lenders from time to time statements and schedules further identifying and describing the Collateral and such other reports in connection with the Collateral as the Administrative Agent may reasonably request, all in reasonable detail.

          (c) At any time and from time to time, upon the written request of the Administrative Agent, and at the sole expense of such Grantor, such Grantor will promptly and duly execute and deliver, and have recorded, such further instruments and documents and take such further actions as the Administrative Agent may reasonably request for the purpose of obtaining or preserving the full benefits of this Agreement and of the rights and powers herein granted, including, without limitation, the filing of any financing or continuation statements under the Uniform Commercial Code (or other similar laws) in effect in any jurisdiction with respect to the security interests created hereby.

          4.6 CHANGES IN LOCATIONS, NAME, ETC. Such Grantor will not, except upon 30 days' (or, in the case of clause (i) below, 5 days') prior written notice to the Administrative Agent and delivery to the Administrative Agent of
(a) all additional executed financing statements and other documents reasonably requested by the Administrative Agent to maintain the validity, perfection and priority of the security interests provided for herein and (b) if applicable, a written supplement to SCHEDULE 5 showing any additional location at which Inventory or Equipment shall be kept:

          (i) permit any of such Grantor's Inventory or Equipment to be kept at a location other than those listed on SCHEDULE 5;

          (ii) change the location of its chief executive office or sole place of business from that referred to in Section 4.4; or

          (iii) change its name, identity or corporate structure to such an extent that any financing statement filed by the Administrative Agent in connection with this Agreement would become misleading.

          4.7 NOTICES. Such Grantor will advise the Administrative Agent and the Lenders promptly, in reasonable detail, of:

          (a)any Lien (other than security interests created hereby or Liens permitted under the Credit Agreement) on any of the Collateral which would adversely affect the ability of the Administrative Agent to exercise any of its remedies hereunder; and

          (b)of the occurrence of any other event which could reasonably be expected to have a material adverse effect on the aggregate value of the Collateral or on the security interests created hereby.

          4.8 PLEDGED SECURITIES. (a) If such Grantor shall become entitled to receive or shall receive any stock certificate (including, without limitation, any certificate representing a stock dividend or a distribution in connection with any reclassification, increase or reduction of capital or any certificate issued in connection with any reorganization), option or rights in respect of the Capital Stock of any Issuer, whether in addition to, in substitution of, as a conversion of, or in exchange for, any shares of the Pledged Stock, or otherwise in respect thereof, such Grantor shall accept the same as the agent of the Administrative Agent and the Lenders, hold the same in trust for the Administrative Agent and the Lenders and deliver the same forthwith to the Administrative Agent in the exact form received, duly indorsed by such Grantor to the Administrative Agent, if required, together with an undated stock power covering such certificate duly executed in blank by such Grantor and with, if the Administrative Agent so requests, signature guaranteed, to be held by the Administrative Agent, subject to the terms hereof, as additional collateral security for the Secured Obligations. Any sums paid upon or in respect of the Pledged Securities upon the liquidation or dissolution of any Issuer shall be paid over to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, and in case any distribution of capital shall be made on or in respect of the Pledged Securities or any property shall be distributed upon or with respect to the Pledged Securities pursuant to the recapitalization or reclassification of the capital of any Issuer or pursuant to the reorganization thereof, the property so distributed shall, unless otherwise subject to a perfected security interest in favor of the Administrative Agent, be delivered to the Administrative Agent to be held by it hereunder as additional collateral security for the Secured Obligations, PROVIDED that, to the extent such liquidation, dissolution, recapitalization, reclassification or reorganization is permitted under the Credit Agreement and no Default or Event of Default has then occurred and is continuing or would result therefrom, no such sums paid or property distributed shall be required to be delivered to the Administrative Agent pursuant to this sentence. If any sums of money or property so paid or distributed in respect of the Pledged Securities shall be received by such Grantor, such Grantor shall, until such money or property is paid or delivered to the Administrative Agent, hold such money or property in trust for the Lenders, segregated from other funds of such Grantor, as additional collateral security for the Secured Obligations.

          (b) Without the prior written consent of the Administrative Agent and except as permitted by or not prohibited under the Credit Agreement, such Grantor will not (i) vote to enable, or take any other action to permit, any Issuer to issue any stock or other equity securities of any nature or to issue any other securities convertible into or granting the right to purchase or exchange for any stock or other equity securities of any nature of any Issuer,
(ii) sell, assign, transfer, exchange, or otherwise dispose of, or grant any option with respect to, the Pledged Securities or Proceeds thereof (except pursuant to a transaction expressly permitted by the Credit Agreement), (iii) create, incur or permit to exist any Lien or option in favor of, or any claim of any Person with respect to, any of the Pledged Securities or Proceeds thereof, or any interest therein, except for the security interests created by this Agreement or (iv) enter into any agreement or undertaking restricting the right or ability of such Grantor or the Administrative Agent to sell, assign or transfer any of the Pledged
Securities or Proceeds thereof.

          (c) In the case of each Grantor which is an Issuer, such Issuer agrees that (i) it will be bound by the terms of this Agreement relating to the Pledged Securities issued by it and will comply with such terms insofar as such terms are applicable to it, (ii) it will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in
Section 4.8(a) with respect to the Pledged Securities issued by it and (iii) the terms of Sections 5.3(c) and 5.7 shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 5.3(c) or 5.7 with respect to the Pledged Securities issued by it.

          4.9 RECEIVABLES. (a) Other than in the ordinary course of business consistent with its past practice, such Grantor will not (i) grant any extension of the time of payment of any Receivable, (ii) compromise or settle any Receivable for less than the full amount thereof, (iii) release, wholly or partially, any Person liable for the payment of any Receivable, (iv) allow any credit or discount whatsoever on any Receivable or (v) amend, supplement or modify any Receivable in any manner that could adversely affect the value thereof.

          (b) Such Grantor will deliver to the Administrative Agent a copy of each material demand, notice or document received by it that questions or calls into doubt the validity or enforceability of more than 5% of the aggregate amount of the then outstanding Receivables.

          4.10 INTELLECTUAL PROPERTY. (a) Such Grantor (either itself or through licensees) will (i) continue to use each material Trademark on each and every trademark class of goods applicable to and then used in connection with its current line as reflected in its current catalogs, brochures and price lists in order to maintain each such Trademark in full force free from any claim of abandonment for non-use, (ii) maintain as in the past the quality of products and services offered under each such Trademark, (iii) use each such Trademark with the appropriate notice of registration and all other notices and legends required by applicable Requirements of Law, (iv) not adopt or use any mark which is confusingly similar or a colorable imitation of any such Trademark unless the Administrative Agent, for the ratable benefit of the Lenders, shall obtain a perfected security interest in such mark pursuant to this Agreement, and (v) not (and not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any such Trademark may become invalidated or impaired in any way.

          (b) Such Grantor (either itself or through licensees) will not do any act, or omit to do any act, whereby any material Patent may become forfeited, abandoned or dedicated to the public.

          (c) Such Grantor (either itself or through licensees) (i) will employ each material Copyright and (ii) will not (and will not permit any licensee or sublicensee thereof to) do any act or knowingly omit to do any act whereby any material portion of the Copyrights may become invalidated or otherwise impaired. Such Grantor will not (either itself or through licensees) do any act whereby any material portion of the Copyrights may fall into the public domain.

          (d) Such Grantor (either itself or through licensees) will not do any act that knowingly uses any material Intellectual Property to infringe the intellectual property rights of any other Person.

          (e) Such Grantor will notify the Administrative Agent immediately if it knows, or has reason to know, that any application or registration relating to any material Intellectual Property may become forfeited, abandoned or dedicated to the public, or of any adverse determination or development (including, without limitation, the institution of, or any such determination or development in, any proceeding in the United States Patent and Trademark Office, the United States Copyright Office or any court or tribunal in any country) regarding such Grantor's ownership of, or the validity of, any material Intellectual Property or such Grantor's right to register the same or to own and maintain the same.

          (f) Whenever such Grantor, either by itself or through any agent, employee, licensee or designee, shall file an application for the registration of any Intellectual Property with the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, such Grantor shall report such filing to the Administrative Agent within five Business Days after the last day of the fiscal quarter in which such filing occurs. Upon request of the Administrative Agent, such Grantor shall execute and deliver, and have recorded, any and all agreements, instruments, documents, and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in any Copyright, Patent or Trademark and the goodwill and general intangibles of such Grantor relating thereto or represented thereby.

          (g) Such Grantor will take all reasonable and necessary steps, including, without limitation, in any proceeding before the United States Patent and Trademark Office, the United States Copyright Office or any similar office or agency in any other country or any political subdivision thereof, to maintain and pursue each application (and to obtain the relevant registration) and to maintain each registration of the material Intellectual Property, including, without limitation, filing of applications for renewal, affidavits of use and affidavits of incontestability.

          (h) In the event that any material Intellectual Property is infringed, misappropriated or diluted by a third party, such Grantor shall
(i) take such actions as such Grantor shall reasonably deem appropriate under the circumstances to protect such Intellectual Property and (ii) if such Intellectual Property is of material economic value, promptly notify the Administrative Agent after it learns thereof.

                           SECTION 5.  REMEDIAL PROVISIONS

          5.1 CERTAIN MATTERS RELATING TO RECEIVABLES. (a) The Administrative Agent shall have the right to make test verifications of the Receivables in any manner and through any medium that it reasonably considers advisable, and each Grantor shall furnish all such assistance and information as the Administrative Agent may require in connection with such test verifications. At any time and from time to time, upon the Administrative Agent's request and at the expense of the relevant Grantor, such Grantor shall cause independent public accountants or others satisfactory to the Administrative Agent to furnish to the Administrative Agent reports showing reconciliations, aging and test verifications of, and trial balances for, the Receivables.

          (b) The Administrative Agent hereby authorizes each Grantor to collect such Grantor's Receivables, subject to the Administrative Agent's direction and control, and the Administrative Agent may curtail or terminate said authority at any time after the occurrence and during the continuance of an Event of Default, PROVIDED, HOWEVER, that such privilege shall automatically be suspended upon the occurrence of an Event of Default specified in Section 11(f) of the Credit Agreement. Without limiting the foregoing, upon the request of the Administrative Agent at any time after the occurrence and during the continuation of an Event of Default, each Grantor shall notify obligors on the Accounts that such

Accounts have been assigned to the Administrative Agent for the benefit of the Lenders and that payments in respect thereof shall be made directly to the Administrative Agent.

          (c) (i) The Borrower shall use its reasonable efforts to establish as soon after the Tranche B Effective Date as reasonably practicable (and in any event the Borrower shall establish within 75 days after the Tranche B Effective Date), for the benefit of the Administrative Agent and the Lenders, a system (the "LOCKBOX SYSTEM") of lockboxes and related deposit accounts ("LOCKBOX DEPOSIT ACCOUNTS") into which the Proceeds of Receivables of the Grantors shall be deposited. In connection with the establishment of the Lockbox Deposit Accounts of each Grantor after the Tranche B Effective Date, such Grantor shall execute, and shall use reasonable efforts to cause the relevant bank with which such Lockbox Deposit Account is maintained (each such bank, a "DEPOSITORY BANK") to, execute and deliver to the Administrative Agent a Lockbox Deposit Account Agreement, substantially in the form of EXHIBIT A hereto (with such changes thereto as shall be reasonably acceptable to the Administrative Agent), with respect to each such Lockbox Deposit Account. Each Lockbox Deposit Account shall be, and shall remain, under the sole dominion and control of the Administrative Agent and, except in connection with a release pursuant to Section 5(c)(iii) of amounts deposited in the Lockbox deposit Accounts, no Grantor shall have any right of withdrawal from the Lockbox Deposit Accounts. Each Grantor shall instruct all obligors on its Receivables (other than foreign obligors or any Receivable resulting from a cash sale transaction) to make all payments in respect of its Receivables to one or more of such Lockbox Deposit Accounts.

          (ii) Until receipt by the Borrower and the relevant Depository Bank of a Default Notice from the Administrative Agent pursuant to the next succeeding sentence, or, if earlier, the occurrence of an Event of Default under
Section 11(f) of the Credit Agreement, all amounts deposited in the Lockbox Deposit Accounts shall be released to the relevant Grantors in accordance with instructions received from such Grantors. At any time after the occurrence and during the continuation of an Event of Default, the Administrative Agent may deliver a notice (a "DEFAULT NOTICE") to the Borrower and one or more Depository Banks instructing the Depository Banks to transfer all amounts deposited in Lockbox Depository Accounts maintained with such Depository Banks to a Collateral Account specified by the Administrative Agent in such Default Notice which is maintained under its sole dominion and control.

          (c) At the Administrative Agent's request, each Grantor shall deliver to the Administrative Agent all original and other documents evidencing, and relating to, the agreements and transactions which gave rise to the Receivables, including, without limitation, all original orders, invoices and shipping receipts.

          5.2 COMMUNICATIONS WITH OBLIGORS; GRANTORS REMAIN LIABLE. (a) The Administrative Agent in its own name or in the name of others may at any time after the occurrence and during the continuance of an Event of Default communicate with obligors under the Receivables to verify with them to the Administrative Agent's satisfaction the existence, amount and terms of any Receivables.

          (b) Anything herein to the contrary notwithstanding, each Grantor shall remain liable under each of the Receivables to observe and perform all the conditions and obligations to be observed and performed by it thereunder, all in accordance with the terms of any agreement giving rise thereto. Neither the Administrative Agent nor any Lender shall have any obligation or liability under any Receivable (or any agreement giving rise thereto) by reason of or arising out of this Agreement or the receipt by the Administrative Agent or any Lender of any payment relating thereto, nor shall the Administrative Agent or any Lender be obligated in any manner to perform any of the obligations of any Grantor under or pursuant to any Receivable (or any agreement giving rise thereto) to make any payment, to make any inquiry as to the nature or the sufficiency of any payment received by it or as to the sufficiency of any performance by any party thereunder, to present or file any claim, to take any action to enforce any performance or to collect the payment of any amounts which may have been assigned to it or to which it may be entitled at any time or times.

          5.3 PLEDGED STOCK. (a) Unless an Event of Default shall have occurred and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in Section 11(f) of the Credit Agreement, in which case no such notice need be given) have given notice to the relevant Grantor of the Administrative Agent's intent to exercise its corresponding rights pursuant to Section 5.3(b), each Grantor shall be permitted to receive all cash dividends paid in respect of the Pledged Stock and all payments made in respect of the Pledged Notes, in each case paid in the normal course of business of the relevant Issuer and consistent with past practice, to the extent permitted in the Credit Agreement, and to exercise all voting and corporate rights with respect to the Pledged Securities; PROVIDED, HOWEVER, that no vote shall be cast or corporate right exercised or other action taken which, in the Administrative Agent's reasonable judgment, would impair the Collateral or which would be inconsistent with or result in any violation of any provision of the Credit Agreement, this Agreement or any other Loan Document.

          (b) If an Event of Default shall occur and be continuing and the Administrative Agent shall (unless such Event of Default is an Event of Default specified in Section 11(f) of the Credit Agreement in which case no such notice need be given) give notice of its intent to exercise such rights to the relevant Grantor or Grantors, (i) the Administrative Agent shall have the right to receive any and all cash dividends, payments or other Proceeds paid in respect of the Pledged Securities and make application thereof to the Secured Obligations in accordance with Section 5.5, and (ii) any or all of the Pledged Securities shall be registered in the name of the Administrative Agent or its nominee, and the Administrative Agent or its nominee may thereafter exercise (x) all voting, corporate and other rights pertaining to such Pledged Securities at any meeting of shareholders of the relevant Issuer or Issuers or otherwise and (y) any and all rights of conversion, exchange and subscription and any other rights, privileges or options pertaining to such Pledged Securities as if it were the absolute owner thereof (including, without limitation, the right to exchange at its discretion any and all of the Pledged Securities upon the merger, consolidation, reorganization, recapitalization or other fundamental change in the corporate structure of any Issuer, or upon the exercise by any Grantor or the Administrative Agent of any right, privilege or option pertaining to such Pledged Securities, and in connection therewith, the right to deposit and deliver any and all of the Pledged Securities with any committee, depositary, transfer agent, registrar or other designated agency upon such terms and conditions as the Administrative Agent may determine), all without liability except to account for property actually received by it and except for its gross negligence and wilful misconduct, but the Administrative Agent shall have no duty to any Grantor to exercise any such right, privilege or option and shall not be responsible for any failure to do so or delay in so doing.

          (c) Each Grantor hereby authorizes and instructs each Issuer of any Pledged Securities pledged by such Grantor hereunder to (i) comply with any instruction received by it from the Administrative Agent in writing that (x) states that an Event of Default has occurred and is continuing and (y) is otherwise in accordance with the terms of this Agreement, without any other or further instructions from such Grantor, and each Grantor agrees that each Issuer shall be fully protected in so complying, and (ii) unless otherwise expressly permitted hereby, pay any dividends or other payments with respect to the Pledged Securities directly to the Administrative Agent.

          5.4 PROCEEDS TO BE TURNED OVER TO ADMINISTRATIVE AGENT. In addition to the rights of the Administrative Agent and the Lenders specified in Section 5.1 with respect to payments of Receivables, if an Event of Default shall occur and be continuing, all Proceeds (including, if a Default Notice has been delivered pursuant to Section 5.1(c)(ii) or an Event of Default shall have occurred under Section 11(f) of the Credit Agreement, Proceeds of Receivables) received by any Grantor consisting of cash, checks and other near-cash items shall be held by such Grantor in trust for the Administrative Agent and the Lenders, segregated from other funds of such Grantor, and shall, forthwith upon receipt by such Grantor, be turned over to the Administrative Agent in the exact form received by such Grantor (duly indorsed by such Grantor to the Administrative Agent, if required). All Proceeds received by the Administrative Agent hereunder shall be held by the Administrative Agent in a Collateral Account maintained under its sole dominion and control. All Proceeds while held by the Administrative Agent in a Collateral Account (or by such Grantor in trust for the Administrative Agent and the Lenders) shall continue to be held as collateral security for all the Obligations and shall not constitute payment thereof until applied as provided in Section 5.5.

          5.5 APPLICATION OF PROCEEDS. At such intervals as may be agreed upon by the Borrower and the Administrative Agent, or, if an Event of Default shall have occurred and be continuing, at any time at the Administrative Agent's election, the Administrative Agent may apply all or any part of Proceeds held in any Collateral Account or otherwise held as collateral security for the Secured Obligations (whether matured or unmatured), and/or the net proceeds of any collection, recovery, receipt, appropriation, realization or sale of the Collateral, against the Secured Obligations then due and owing in the following order of priority:

          FIRST, to the payment of all reasonable costs and expenses of every kind incurred by the Administrative Agent in connection with this Agreement, any other Loan Document or any of the Secured Obligations, including, without limitation, (i) all costs incidental to the care or safekeeping of any of the Collateral or in any way relating to the Collateral or the rights of the Administrative Agent and the Lenders hereunder, (ii) court costs, (iii) the reasonable fees and disbursements of legal counsel and agents to the Administrative Agent, (iv) any other reasonable costs or expenses incurred in connection with the exercise by the Administrative Agent of any right or remedy under this Agreement or any other Loan Document and (v) without duplication, any amounts which are required by any provision of law to be paid by the Administrative Agent prior to the payment of the Secured Obligations; and

          SECOND, to the ratable satisfaction of all other Secured Obligations.

Without prejudice to the right of the Administrative Agent to maintain any part of such funds as collateral security for such portion of the Secured Obligations as may not then be due and owing and subject to the payment by the Administrative Agent of any other amount required by any provision of law, including, without limitation, Section 9-504(1)(c) of the New York UCC, any part of such funds which the Administrative Agent elects not so to apply and deems not required as collateral security for the Secured Obligations shall be paid over from time to time by the Administrative Agent to the relevant Grantor or to whomsoever may be lawfully entitled to receive the same. Any balance of such funds remaining after the Secured Obligations shall have been paid in full, no Letters of Credit shall be outstanding and the Commitments shall have terminated shall be paid over to the relevant Grantor or to whomsoever may be lawfully entitled to receive the same.

          5.6 CODE AND OTHER REMEDIES. If an Event of Default shall occur and be continuing, the Administrative Agent, on behalf of the Lenders, may exercise, in addition to all other rights and remedies granted to them in this Agreement and in any other instrument or agreement securing, evidencing or relating to the Secured Obligations, all rights and remedies of a secured party under the New York UCC or any other applicable law. Without limiting the generality of the foregoing, the Administrative Agent, without demand of performance or other demand, presentment, protest, advertisement or notice of any kind (except any notice required by law referred to below) to or upon any Grantor or any other Person (all and each of which demands, defenses, advertisements and notices are hereby waived), may in such circumstances forthwith collect, receive, appropriate and realize upon the Collateral, or any part thereof, and/or may forthwith sell, lease, assign, give option or options to purchase, or otherwise dispose of and deliver the Collateral or any part thereof (or contract to do any of the foregoing), in one or more parcels at public or private sale or sales, at any exchange, broker's board or office of the Administrative Agent or any Lender or elsewhere upon such terms and conditions as it may deem advisable and at such prices as it may deem best, for cash or on credit or for future delivery without assumption of any credit risk. The Administrative Agent or any Lender shall have the right upon any such public sale or sales, and, to the extent permitted by law, upon any such private sale or sales, to purchase the whole or any part of the Collateral so sold, free of any right or equity of redemption in any Grantor, which right or equity is hereby waived and released. Each Grantor further agrees, at the Administrative Agent's request, to assemble the Collateral and make it available to the Administrative Agent at places which the Administrative Agent shall reasonably select, whether at such Grantor's premises or elsewhere. The Administrative Agent shall apply the net proceeds of any action taken by it pursuant to this Section 5.6 to the payment in whole or in part of the Secured Obligations, in accordance with Section 5.5.
To the extent permitted by applicable law, each Grantor waives all claims, damages and demands it may acquire against the Administrative Agent or any Lender arising out of the exercise by them of any rights hereunder. If any notice of a proposed sale or other disposition of Collateral shall be required by law, such notice shall be deemed reasonable and proper if given at least 10 days before such sale or other disposition.

          5.7 REGISTRATION RIGHTS. (a) If the Administrative Agent shall determine to exercise its right to sell any or all of the Pledged Stock pursuant to Section 5.6, and if in the opinion of the Administrative Agent it is necessary or advisable to have the Pledged Stock, or that portion thereof to be sold, registered under the provisions of the Securities Act, the relevant Grantor will cause the Issuer thereof to (i) execute and deliver, and cause the directors and officers of such Issuer to execute and deliver, all such instruments and documents, and do or cause to be done all such other acts as may be, in the opinion of the Administrative Agent, necessary or advisable to register the Pledged Stock, or that portion thereof to be sold, under the provisions of the Securities Act, (ii) use its best efforts to cause the registration statement relating thereto to become effective and to remain effective for a period of one year from the date of the first public offering of the Pledged Stock, or that portion thereof to be sold, and (iii) make all amendments thereto and/or to the related prospectus which, in the opinion of the Administrative Agent, are necessary or advisable, all in conformity with the requirements of the Securities Act and the rules and regulations of the Securities and Exchange Commission applicable thereto. Each Grantor agrees to cause such Issuer to comply with the provisions of the securities or "Blue Sky" laws of any and all jurisdictions which the Administrative Agent shall designate and to make available to its security holders, as soon as practicable, an earnings statement (which need not be audited) which will satisfy the provisions of Section 11(a) of the Securities Act.

          (b) Each Grantor recognizes that the Administrative Agent may be unable to effect a public sale of any or all the Pledged Stock, by reason of certain prohibitions contained in the Securities Act and applicable state or foreign securities laws or otherwise, and may be compelled to resort to one or more private sales thereof to a restricted group of purchasers which will be obliged to agree, among other things, to acquire such securities for their own account for investment and not with a view to the distribution or resale thereof. Each Grantor acknowledges and agrees that any such private sale may result in prices and other terms less favorable than if such sale were a public sale and, notwithstanding such circumstances, agrees that any such private sale shall be deemed to have been made in a commercially reasonable manner. The Administrative Agent shall be under no obligation to delay a sale of any of the Pledged Stock for the period of time necessary to permit the Issuer thereof to register such securities for public sale under the Securities Act, or under applicable state securities laws, even if such Issuer would agree to do so.

          (c) Each Grantor agrees to use its best efforts to do or cause to be done all such other acts as may be necessary to make such sale or sales of all or any portion of the Pledged Stock pursuant to this Section 5.7 valid and binding and in compliance with any and all other applicable Requirements of Law. Each Grantor further agrees that a breach of any of the covenants contained in this Section 5.7 will cause irreparable injury to the Administrative Agent and the Lenders, that the Administrative Agent and the Lenders have no adequate remedy at law in respect of such breach and, as a consequence, that each and every covenant contained in this Section 5.7 shall be specifically enforceable against such Grantor, and such Grantor hereby waives and agrees not to assert any defenses against an action for specific performance of such covenants except for a defense that no Event of Default has occurred under the Credit Agreement.

          5.8 WAIVER; DEFICIENCY. Each Grantor waives and agrees not to assert any rights or privileges which it may acquire under Section 9-112 of the New York UCC. Each Grantor shall remain liable for any deficiency if the proceeds of any sale or other disposition of the Collateral are insufficient to pay its Secured Obligations and the fees and disbursements of any attorneys employed by the Administrative Agent or any Lender to collect such deficiency.


                         SECTION 6.  THE ADMINISTRATIVE AGENT

          6.1 ADMINISTRATIVE AGENT'S APPOINTMENT AS ATTORNEY-IN-FACT, ETC. (a) Each Grantor hereby irrevocably constitutes and appoints the Administrative Agent and any officer or agent thereof, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power and authority in the place and stead of such Grantor and in the name of such Grantor or in its own name, for the purpose of carrying out the terms of this Agreement, to take any and all appropriate action and to execute any and all documents and instruments which may be necessary or desirable to accomplish the purposes of this Agreement, and, without limiting the generality of the foregoing, each Grantor hereby gives the Administrative Agent the power and right, on behalf of such Grantor, without notice to or assent by such Grantor, to do any or all of the following:

          (i) in the name of such Grantor or its own name, or otherwise, take possession of and indorse and collect any checks, drafts, notes, acceptances or other instruments for the payment of moneys due under any Receivable or with respect to any other Collateral and file any claim or take any other action or proceeding in any court of law or equity or otherwise deemed appropriate by the Administrative Agent for the purpose of collecting any and all such moneys due under any Receivable or with respect to any other Collateral whenever payable;

          (ii) in the case of any Intellectual Property, execute and deliver, and have recorded, any and all agreements, instruments, documents and papers as the Administrative Agent may request to evidence the Administrative Agent's and the Lenders' security interest in such Intellectual Property and the goodwill and general intangibles of such Grantor relating thereto or represented thereby;

          (iii) pay or discharge taxes and Liens levied or placed on or threatened against the Collateral, effect any repairs or any insurance called for by the terms of this Agreement and pay all or any part of the premiums therefor and the costs thereof;

          (iv) execute, in connection with any sale provided for in Section 5.6 or 5.7, any indorsements, assignments or other instruments of conveyance or transfer with respect to the Collateral; and

          (v) (1) direct any party liable for any payment under any of the Collateral to make payment of any and all moneys due or to become due thereunder directly to the Administrative Agent or as the Administrative Agent shall direct;(2) ask or demand for, collect, and receive payment of and receipt for, any and all moneys, claims and other amounts due or to become due at any time in respect of or arising out of any Collateral;(3) sign and indorse any invoices, freight or express bills, bills of lading, storage or warehouse receipts, drafts against debtors, assignments, verifications, notices and other documents in connection with any of the Collateral;(4) commence and prosecute any suits, actions or proceedings at law or in equity in any court of competent jurisdiction to collect the Collateral or any portion thereof and to enforce any other right in respect of any Collateral;(5) defend any suit, action or proceeding brought against such Grantor with respect to any Collateral;(6) settle, compromise or adjust any such suit, action or proceeding and, in connection therewith, give such discharges or releases as the Administrative Agent may deem appropriate;(7) assign any Copyright, Patent or Trademark (along with the goodwill of the business to which any such Copyright, Patent or Trademark pertains), throughout the world for such term or terms, on such conditions, and in such manner, as the Administrative Agent shall in its sole discretion determine; and (8) generally, sell, transfer, pledge and make any agreement with respect to or otherwise deal with any of the Collateral as fully and completely as though the Administrative Agent were the absolute owner thereof for all purposes, and do, at the Administrative Agent's option and such Grantor's expense, at any time, or from time to time, all acts and things which the Administrative Agent deems necessary to protect, preserve or realize upon the Collateral and the Administrative Agent's and the Lenders' security interests therein and to effect the intent of this Agreement, all as fully and effectively as such Grantor might do.

     Anything in this Section 6.1(a) to the contrary notwithstanding, the Administrative Agent agrees that it will not exercise any rights under the power of attorney provided for in this Section 6.1(a) unless an Event of Default shall have occurred and be continuing.

          (b) If any Grantor fails to perform or comply with any of its agreements contained herein, the Administrative Agent, at its option, but without any obligation so to do, may perform or comply, or otherwise cause performance or compliance, with such agreement.

          (c) The reasonable expenses of the Administrative Agent incurred in connection with actions undertaken as provided in this Section 6.1, together with interest thereon at a rate per annum equal to the rate per annum at which interest would then be payable on past due ABR Loans under the Credit Agreement, from the date of payment by the Administrative Agent to the date reimbursed by the relevant Grantor, shall be payable by such Grantor to the Administrative Agent on demand.

          (d) Each Grantor hereby ratifies all that said attorneys shall lawfully do or cause to be done by virtue hereof. All powers, authorizations and agencies contained in this Agreement are coupled with an interest and are irrevocable until this Agreement is terminated and the security interests created hereby are released.

          6.2 DUTY OF ADMINISTRATIVE AGENT. The Administrative Agent's sole duty with respect to the custody, safekeeping and physical preservation of the Collateral in its possession, under Section 9-207 of the New York UCC or otherwise, shall be to deal with it in the same manner as the Administrative Agent deals with similar property for its own account. Neither the Administrative Agent, any Lender nor any of their respective officers, directors, employees or agents shall be liable for failure to demand, collect or realize upon any of the Collateral or for any delay in doing so or shall be under any obligation to sell or otherwise dispose of any Collateral upon the request of any Grantor or any other Person or to take any other action whatsoever with regard to the Collateral or any part thereof. The powers conferred on the Administrative Agent and the Lenders hereunder are solely to protect the Administrative Agent's and the Lenders' interests in the Collateral and shall not impose any duty upon the Administrative Agent or any Lender to exercise any such powers. The Administrative Agent and the Lenders shall be accountable only for amounts that they actually receive as a result of the exercise of such powers, and neither they nor any of their officers, directors, employees or agents shall be responsible to any Grantor for any act or failure to act hereunder, except for their own gross negligence or willful misconduct.

          6.3 EXECUTION OF FINANCING STATEMENTS. Pursuant to Section 9-402 of the New York UCC and any other applicable law, each Grantor authorizes the Administrative Agent to file or record financing statements and other filing or recording documents or instruments with respect to the Collateral without the signature of such Grantor in such form and in such offices as the Administrative Agent reasonably determines appropriate to perfect the security interests of the Administrative Agent under this Agreement. A photographic or other reproduction of this Agreement shall be sufficient as a financing statement or other filing or recording document or instrument for filing or recording in any jurisdiction.

          6.4 AUTHORITY OF ADMINISTRATIVE AGENT. Each Grantor acknowledges that the rights and responsibilities of the Administrative Agent under this Agreement with respect to any action taken by the Administrative Agent or the exercise or non-exercise by the Administrative Agent of any option, voting right, request, judgment or other right or remedy provided for herein or resulting or arising out of this Agreement shall, as between the Administrative Agent and the Lenders, be governed by the Credit Agreement and by such other agreements with respect thereto as may exist from time to time among them, but, as between the Administrative Agent and the Grantors, the Administrative Agent shall be conclusively presumed to be acting as agent for the Lenders with full and valid authority so to act or refrain from acting, and no Grantor shall be under any obligation, or entitlement, to make any inquiry respecting such authority.


                              SECTION 7.  MISCELLANEOUS

          7.1 AMENDMENTS IN WRITING. None of the terms or provisions of this Agreement may be waived, amended, supplemented or otherwise modified except by a written instrument executed by each affected Grantor and the Administrative Agent.

          7.2 NOTICES. All notices, requests and demands to or upon the Administrative Agent or any Grantor hereunder shall be effected in the manner provided for in subsection 13.2 of the Credit Agreement, PROVIDED that any such notice, request or demand upon any Guarantor shall be addressed to such Guarantor at its address for notices pursuant to the Guarantee.

          7.3 NO WAIVER BY COURSE OF CONDUCT; CUMULATIVE REMEDIES. Neither the Administrative Agent nor any Lender shall by any act (except by a written instrument pursuant to Section 7.1), delay, indulgence, omission or otherwise be deemed to have waived any right or remedy hereunder or to have acquiesced in any Default or Event of Default. No failure to exercise, nor any delay in exercising, on the part of the Administrative Agent or any Lender, any right, power or privilege hereunder shall operate as a waiver thereof. No single or partial exercise of any right, power or privilege hereunder shall preclude any other or further exercise thereof or the exercise of any other right, power or privilege. A waiver by the Administrative Agent or any Lender of any right or remedy hereunder on any one occasion shall not be construed as a bar to any right or remedy which the Administrative Agent or such Lender would otherwise have on any future occasion. The rights and remedies herein provided are cumulative, may be exercised singly or concurrently and are not exclusive of any other rights or remedies provided by law.

          7.4 ENFORCEMENT EXPENSES; INDEMNIFICATION. (a) Each Guarantor agrees to pay or reimburse each Lender and the Administrative Agent for all its costs and expenses incurred in enforcing or preserving any rights under this Agreement and the other Loan Documents to which such Grantor is a party, including, without limitation, the reasonable fees and disbursements of counsel (including the allocated fees and expenses of in-house counsel in lieu of the fees and expenses of outside counsel) to each Lender and of counsel to the Administrative Agent.

          (b) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities with respect to, or resulting from any delay in paying, any and all stamp, excise, sales or other taxes which may be payable or determined to be payable with respect to any of the Collateral or in connection with any of the transactions contemplated by this Agreement.

          (c) Each Guarantor agrees to pay, and to save the Administrative Agent and the Lenders harmless from, any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever with respect to the execution, delivery, enforcement, performance and administration of this Agreement to the extent the Borrower would be required to do so pursuant to subsection 13.5 of the Credit Agreement.

          (d) The agreements in this Section 7.4 shall survive repayment of the Secured Obligations and all other amounts payable under the Credit Agreement and the other Loan Documents.

          7.5 SUCCESSORS AND ASSIGNS. This Agreement shall be binding upon the successors and assigns of each Grantor and shall inure to the benefit of the Administrative Agent and the Lenders and their successors and assigns; PROVIDED that no Grantor may assign, transfer or delegate any of its rights or obligations under this Agreement without the prior written consent of the Administrative Agent.

          7.6 SET-OFF. Each Grantor hereby irrevocably authorizes the Administrative Agent and each Lender at any time and from time to time while an Event of Default pursuant to Section 11(a) of the Credit Agreement shall have occurred and be continuing, without notice to such Grantor or any other Grantor, any such notice being expressly waived by each Grantor, to set-off and appropriate and apply any and all deposits (general or special, time or demand, provisional or final), in any currency, and any other credits, indebtedness or claims, in any currency, in each case whether direct or indirect, absolute or contingent, matured or unmatured, at any time held or owing by the Administrative Agent or such Lender to or for the credit or the account of such Grantor, or any part thereof in such amounts as the Administrative Agent or such Lender may elect, against and on account of the obligations and liabilities of such Grantor to the Administrative Agent or such Lender hereunder and claims of every nature and description of the Administrative Agent or such Lender against such Grantor, in any currency, whether arising hereunder, under the Credit Agreement, any other Loan Document or otherwise, as the Administrative Agent or such Lender may elect, whether or not the Administrative Agent or any Lender has made any demand for payment and although such obligations, liabilities and claims may be contingent or unmatured. The Administrative Agent and each Lender shall notify such Grantor promptly of any such set-off and the application made by the Administrative Agent or such Lender of the proceeds thereof, PROVIDED that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Administrative Agent and each Lender under this Section 7.6 are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Administrative Agent or such Lender may have.

          7.7 COUNTERPARTS. This Agreement may be executed by one or more of the parties to this Agreement on any number of separate counterparts (including by telecopy), and all of said counterparts taken together shall be deemed to constitute one and the same instrument.

          7.8 SEVERABILITY. Any provision of this Agreement which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

          7.9 SECTION HEADINGS. The Section headings used in this Agreement are for convenience of reference only and are not to affect the construction hereof or be taken into consideration in the interpretation hereof.

          7.10 INTEGRATION. This Agreement and the other Loan Documents represent the agreement of the Grantors, the Administrative Agent and the Lenders with respect to the subject matter hereof and thereof, and there are no promises, undertakings, representations or warranties by the Administrative Agent or any Lender relative to subject matter hereof and thereof not expressly set forth or referred to herein or in the other Loan Documents.

          7.11 GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          7.12 SUBMISSION TO JURISDICTION; WAIVERS. Each Grantor hereby irrevocably and unconditionally:

          (a) submits for itself and its property in any legal action or proceeding relating to this Agreement and the other Loan Documents to which it is a party, or for recognition and enforcement of any judgment in respect thereof, to the non-exclusive general jurisdiction of the Courts of the State of New York, the courts of the United States of America for the Southern District of New York, and appellate courts from any thereof;

          (b) consents that any such action or proceeding may be brought in such courts and waives any objection that it may now or hereafter have to the venue of any such action or proceeding in any such court or that such action or proceeding was brought in an inconvenient court and agrees not to plead or claim the same;

          (c) agrees that service of process in any such action or proceeding may be effected by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, to such Grantor at its address referred to in Section 7.2 or at such other address of which the Administrative Agent shall have been notified pursuant thereto;

          (d) agrees that nothing herein shall affect the right to effect service of process in any other manner permitted by law or shall limit the right to sue in any other jurisdiction; and

          (e) waives, to the maximum extent not prohibited by law, any right it may have to claim or recover in any legal action or proceeding referred to in this Section any special, exemplary, punitive or consequential damages.

          7.13 ACKNOWLEDGEMENTS.  Each Grantor hereby acknowledges that:

          (a) it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party;

          (b) neither the Administrative Agent nor any Lender has any fiduciary relationship with or duty to any Grantor arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Grantors, on the one hand, and the Administrative Agent and Lenders, on the other hand, in connection herewith or therewith is solely that of debtor and creditor; and

          (c) no joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lenders or among the Grantors and the Lenders.

          7.14 WAIVER OF JURY TRIAL. EACH GRANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES TRIAL BY JURY IN ANY LEGAL ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT AND FOR ANY COUNTERCLAIM THEREIN.

          7.15 ADDITIONAL GRANTORS. Each Subsidiary of the Borrower that is required to become a party to this Agreement pursuant to subsection 7.10 of the Credit Agreement shall become a Grantor for all purposes of this Agreement upon execution and delivery by such Subsidiary of an Assumption Agreement in the form of Annex 1 hereto.

          7.16 RELEASES. (a) At such time as the Loans, the Reimbursement Obligations and the other Secured Obligations shall have been paid in full, the Commitments have been terminated and no Letters of Credit shall be outstanding, the Collateral shall be released from the Liens created hereby, and this Agreement and all obligations (other than those expressly stated to survive such termination) of the Administrative Agent and each Grantor hereunder shall terminate, all without delivery of any instrument or performance of any act by any party, and all rights to the Collateral shall revert to the Grantors. At the request and sole expense of any Grantor following any such termination, the Administrative Agent shall deliver to such Grantor any Collateral held by the Administrative Agent hereunder, and execute and deliver to such Grantor such documents as such Grantor shall reasonably request to evidence such termination.

          (b) If any of the Collateral shall be sold, transferred or otherwise disposed of by any Grantor in a transaction permitted by the Credit Agreement, then the Administrative Agent, at the request and sole expense of such Grantor, shall execute and deliver to such Grantor all releases or other documents reasonably necessary or desirable for the release of the Liens created hereby on such Collateral. At the request and sole expense of the Borrower, a Guarantor shall be released from its obligations hereunder in the event that all the Capital Stock of such Guarantor shall be sold, transferred or otherwise disposed of in a transaction permitted by the Credit Agreement; PROVIDED that the Borrower shall have delivered to the Administrative Agent, at least ten Business Days prior to the date of the proposed release, a written request for release identifying the relevant Guarantor and the terms of the sale or other disposition in reasonable detail, including the price thereof and any expenses in connection therewith, together with a certification by the Borrower stating that such transaction is in compliance with the Credit Agreement and the other Loan Documents.

          7.17 PERFECTION OF LIENS. Each Grantor and the Administrative Agent acknowledge that the Liens created by this Collateral Agreement are initially intended to be perfected only by the filing of (a) Uniform Commercial Code financing statements described on Schedule 3, (b) filings in the United States Patent and Trademark Office and (c) the delivery of all Instruments (other than any Instrument endorsed for collection in the ordinary course of business). It is not intended that any filing will be made in any country other than the United States of America with respect to the security interests granted pursuant to this Collateral Agreement.

          IN WITNESS WHEREOF, each of the undersigned has caused this Collateral Agreement to be duly executed and delivered as of the date first above written.




                                       DAL-TILE GROUP INC.



                                       By: ____________________________________

                                           Title: _____________________________


                                       DAL-TILE CORPORATION



                                       By: ____________________________________

                                           Title: _____________________________



                                       R&M SUPPLIES, INC.



                                       By: ____________________________________

                                           Title: _____________________________



                                       DAL-MINERALS COMPANY



                                       By: ____________________________________

                                           Title: _____________________________

                                                                     SCHEDULE 1


                             NOTICE ADDRESSES OF GRANTORS




Dal-Tile Group Inc.
7834 C.F. Hawn Freeway
Dallas, TX  75217
Attention:  William Chandler
Facsimile:  (214) 309-4138


Dal-Tile Corporation
7834 C.F. Hawn Freeway
Dallas, TX  75217
Attention:  William Chandler
Facsimile:  (214) 309-4138


Dal-Minerals Company
7834 C.F. Hawn Freeway
Dallas, TX  75217
Attention:  William Chandler
Facsimile:  (214) 309-4138


R&M Supplies, Inc.
7834 C.F. Hawn Freeway
Dallas, TX  75217
Attention:  William Chandler
Facsimile:  (214) 309-4138

                                                                     SCHEDULE 2

                          DESCRIPTION OF PLEDGED SECURITIES

PLEDGED STOCK:

      Issuer     Class of Stock     Stock Certificate No.     No. of Shares
---------------- --------------    -----------------------   ---------------

(See Attached)




PLEDGED NOTES:


       Issuer                          Payee               Principal Amount
--------------------              ---------------      ------------------------

       (None)

                                                                     SCHEDULE 3

                              FILINGS AND OTHER ACTIONS
                        REQUIRED TO PERFECT SECURITY INTERESTS


                           UNIFORM COMMERCIAL CODE FILINGS

-------------------------------------------------------------------------------
          DEBTOR                                FILING LOCATION
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Dal-Tile Group Inc.                Central Filing Offices in Texas and Delaware
-------------------------------------------------------------------------------
Dal-Tile Corporation               Central Filing Offices in:  Alabama,
                                   Alaska, Arizona, Arkansas, California,
                                   Colorado, Connecticut, Delaware, District of Columbia, Florida, Hawaii, Idaho,
                                   Illinois, Indiana, Iowa, Kansas, Maine,
                                   Maryland, Massachusetts, Michigan,
                                   Minnesota, Mississippi, Missouri, Montana,
                                   Nebraska, Nevada, New Hampshire, New
                                   Jersey, New Mexico, New York, North
                                   Carolina, North Dakota, Ohio, Oregon,
                                   Pennsylvania, Rhode Island, South
                                   Carolina, South Dakota, Tennessee, Texas,
                                   Utah, Vermont, Virginia, Washington, West
                                   Virginia, Wisconsin and Wyoming

                                   County Clerk of Fayette County, Georgia

                                   County Clerk of Oklahoma County, Oklahoma

                                   County Clerk of Jefferson County, Kentucky

                                   Recorder of Mortgages of Orleans Parish,
                                   Louisiana

                                   Local Filing Offices:   Washington County,
                                   Arkansas, Hancock County, Kentucky,
                                   Baltimore County, Maryland, Norfolk and
                                   Worcester Towns, Massachusetts, Madison
                                   County, Mississippi, St. Louis County,
                                   Missouri, Hillsborough Town, New Hampshire,
                                   Cattaraugus and Albany Countries, New
                                   York, Montgomery County, North Carolina,
                                   Cuiahoga County, Ohio, Adams and
                                   Montgomery Counties, Pennsylvania, and
                                   Fairfax County, Virginia

-------------------------------------------------------------------------------
          DEBTOR                                FILING LOCATION
-------------------------------------------------------------------------------
R&M Supplies, Inc.                 Central Filing Offices in Texas and Delaware
-------------------------------------------------------------------------------
Dal-Minerals Company               Central Filing Offices in Alabama, Arizona,
                                   California, Colorado Texas, Utah and Delaware
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------


                       PATENT AND TRADEMARK FILINGS


Filings of the Collateral Agreement\ with the United States Patent and Trademark Office with respect to each application, registration and patent identified on
Schedule 6.




              ACTIONS WITH RESPECT TO PLEDGED STOCK AND PLEDGED NOTES


Delivery of (a) the stock certificates representing the Pledged Stock described on Schedule 2 and (b) the promissory notes described on Schedule 2.

                                                                     SCHEDULE 4


      LOCATION OF JURISDICTION OF ORGANIZATION AND CHIEF EXECUTIVE OFFICE

Grantor and Jurisdiction of Organization          Location of Chief
                                                  Executive Office

Dal-Tile Group Inc., a Delaware corporation       7834 C.F. Hawn Freeway,
                                                  Dallas, TX 75217

Dal-Minerals Company, a Delaware corporation      7834 C.F. Hawn Freeway,
                                                  Dallas, TX 75217

R&M Supplies, Inc., a Delaware corporation        7834 C.F. Hawn Freeway,
                                                  Dallas, TX 75217

Dal-Tile Corporation, a Pennsylvania corporation  7834 C.F. Hawn Freeway,
                                                  Dallas, TX 75217

                                                                     SCHEDULE 5


                         LOCATION OF INVENTORY AND EQUIPMENT

-------------------------------------------------------------------------------
GRANTOR                                       LOCATIONS
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
Dal-Tile Group Inc.                None.
-------------------------------------------------------------------------------
Dal-Tile Corporation               Alabama, Alaska, Arizona, Washington
                                   County, Arkansas, California, Colorado,
                                   Connecticut, Delaware, District of
                                   Columbia, Florida, Hawaii, Idaho,
                                   Illinois, Indiana, Iowa, Kansas, Maine,
                                   Baltimore County, Maryland, Norfolk and
                                   Worcester Towns, Massachusetts,  Michigan,
                                   Minnesota, Madison County, Mississippi,
                                   St. Louis County, Missouri, Montana,
                                   Nebraska, Nevada, Hillsborough Town, New
                                   Hampshire, New Jersey, New Mexico,
                                   Cattaraugus and Albany Counties, New York,
                                   Montgomery County, North Carolina, North
                                   Dakota, Cuiahoga County, Ohio, Oregon,
                                   Adams and Montgomery Counties,
                                   Pennsylvania, Rhode Island, South
                                   Carolina, South Dakota, Tennessee, Texas,
                                   Utah, Vermont, Fairfax County, Virginia,
                                   Washington, West Virginia, Wisconsin,
                                   Wyoming, Fayette County, Georgia, Oklahoma
                                   County, Oklahoma, Jefferson and Hancock
                                   Counties, Kentucky, Orleans Parish,
                                   Louisiana.
-------------------------------------------------------------------------------
R&M Supplies, Inc.                 None.
-------------------------------------------------------------------------------
Dal-Minerals Company               Alabama, Arizona, California, Colorado
                                   Texas, Utah and Delaware
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                                                     SCHEDULE 6

                                                                     SCHEDULE 7


                                EXISTING PRIOR LIENS


                                        None.

                            ACKNOWLEDGEMENT AND CONSENT


The undersigned hereby acknowledges receipt of a copy of the Collateral Agreement dated as of June ____, 1997 (the "AGREEMENT"), made by the Grantors parties thereto for the benefit of The Chase Manhattan Bank, as Administrative Agent. The undersigned agrees for the benefit of the Administrative Agent and the Lenders as follows:

1. The undersigned will be bound by the terms of the Agreement and will comply with such terms insofar as such terms are applicable to the undersigned.

2. The undersigned will notify the Administrative Agent promptly in writing of the occurrence of any of the events described in Section 4.8(a) of the Agreement.

3. The terms of Sections 5.3(a) and 5.7 of the Agreement shall apply to it, MUTATIS MUTANDIS, with respect to all actions that may be required of it pursuant to Section 5.3(a) or 5.7 of the Agreement.

[NAME OF ISSUER]


                                  By __________________________________________

                                  Title _______________________________________

                                  Address for Notices:_________________________

                                  _____________________________________________

                                  _____________________________________________




                                  Fax:

                                                                     Annex 1 to
                                                           COLLATERAL AGREEMENT


ASSUMPTION AGREEMENT, dated as of ________________, 199_, made by ______________________________, a ______________ corporation (the "ADDITIONAL
GRANTOR"), in favor of THE CHASE MANHATTAN BANK, as administrative agent (in such capacity, the "ADMINISTRATIVE AGENT") for the banks and other financial institutions (the "LENDERS") parties to the Credit Agreement referred to below. All capitalized terms not defined herein shall have the meaning ascribed to them in such Credit Agreement.


                               W I T N E S S E T H :


          WHEREAS, Dal-Tile Group Inc. (the "BORROWER"), the Lenders and the Administrative Agent have entered into a Credit Agreement, dated as of August 14, 1996 (as amended, supplemented or otherwise modified from time to time, the "CREDIT AGREEMENT");

          WHEREAS, in connection with the Credit Agreement, the Borrower and certain of its Affiliates (other than the Additional Grantor) have entered into the Collateral Agreement, dated as of June __, 1997 (as amended, supplemented or otherwise modified from time to time, the "COLLATERAL AGREEMENT") in favor of the Administrative Agent for the benefit of the Lenders;

          WHEREAS, the Credit Agreement requires the Additional Grantor to become a party to the Collateral Agreement; and

          WHEREAS, the Additional Grantor has agreed to execute and deliver this Assumption Agreement in order to become a party to the Collateral Agreement;

          NOW, THEREFORE, IT IS AGREED:

          1. COLLATERAL AGREEMENT. By executing and delivering this Assumption Agreement, the Additional Grantor, as provided in Section 7.15 of the Collateral Agreement, hereby becomes a party to the Collateral Agreement as a Grantor thereunder with the same force and effect as if originally named therein as a Grantor and, without limiting the generality of the foregoing, hereby expressly assumes all obligations and liabilities of a Grantor thereunder. The information set forth in Annex 1-A hereto is hereby added to the information set forth in Schedules 1 through 8 to the Collateral Agreement. The Additional Grantor hereby represents and warrants that each of the representations and warranties contained in Section 3 of the Collateral Agreement is true and correct on and as the date hereof (after giving effect to this Assumption Agreement) as if made on and as of such date.

          2. GOVERNING LAW. THIS ASSUMPTION AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

          IN WITNESS WHEREOF, the undersigned has caused this Assumption Agreement to be duly executed and delivered as of the date first above written.

                              [ADDITIONAL GRANTOR]



                              By: _________________________________________
                              Name:
                              Title: